Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:        Daniel Zeff

Date of Event Requiring Statement: October 14, 2005

Issuer Name and Ticker Symbol:     Electro-Sensors, Inc. (ELSE)

Names:   Zeff Holding Company, LLC and Zeff Capital Partners I, L.P.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Electro-Sensors, Inc.

ZEFF HOLDING COMPANY, LLC            ZEFF CAPITAL PARTNERS I, L.P

                                     By: Zeff Holding Company, LLC, as general
                                         partner


By: /s/ Daniel Zeff                      By: /s/ Daniel Zeff
    ----------------------------             -------------------------------
Name: Daniel Zeff                            Name: Daniel Zeff
Title: Manager                               Title: Manager